                                                                    Exhibit 6(b)

[Letterhead of SUTHERLAND ASBILL & BRENNAN LLP]


                                April 25, 2000


The American Franklin Life Insurance Company
#1 Franklin Square
Springfield, Illinois 62713

                Re: Consent of Sutherland Asbill & Brennan LLP

Gentlemen:

We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectus filed as part of Post-Effective Amendment No. 13 to the registration statement on Form S-6 for Separate Account VUL-2 of The American Franklin Life Insurance Company (File No. 33-41838). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.



                                      Sincerely,


                                      Sutherland Asbill & Brennan LLP



                                      By:  /s/ Stephen E. Roth
                                         --------------------------------------
                                           Stephen E. Roth, Esq.